Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-85406) and Form S-8 (Nos. 333-39756, 333-39758, 333-40202, 333-87794, 333-115463, and 333-145106) of Visteon Corporation of our report dated February 22, 2008, except for Note 21, as to which the date is May 19, 2008, relating to the financial statements and the effectiveness of internal control over financial reporting of Visteon Corporation, which appears in this Form 8-K.
PricewaterhouseCoopers LLP
Detroit, Michigan
May 19, 2008